                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          COACH INDUSTRIES GROUP, INC.

             (Exact name of registrant as specified in its charter)

            NEVADA                          0-19471              91-1942841
(State or other jurisdiction of   (Commission File Number) (I.R.S. Employer
incorporation or organization)                              Identification No.)

  9600 W. SAMPLE ROAD, SUITE 505, CORAL SPRINGS, FLORIDA           33065
------------------------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (305) 531-1174
                                                          --------------

                              SearchHound.com, Inc.
                                 12817 Woodson,
                           Overland Park, Kansas 66209

          (Former name or former address, if changed since last report)

                   CONSULTING AGREEMENT WITH FRANCIS O'DONNELL
                     CONSULTING AGREEMENT WITH ANDREW COSTA
                   CONSULTING AGREEMENT WITH MICHAEL STEINBERG
                    CONSULTING AGREEMENT WITH THOMAS HECKMAN
                     CONSULTING AGREEMENT WITH DAVE MULLIKIN
                     CONSULTING AGREEMENT WITH SANDY LIPKIN
                      CONSULTING AGREEMENT WITH DAVID MAYER

                            (Full title of the plan)


         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                             Telephone: 305.531.1174

                         CALCULATION OF REGISTRATION FEE


                                                         PROPOSED                PROPOSED
                                                          MAXIMUM                MAXIMUM              AMOUNT OF
  TITLE OF SECURITIES TO         AMOUNT TO BE            OFFERING               AGGREGATE            REGISTRATION
       BE REGISTERED              REGISTERED          PRICE PER SHARE         OFFERING PRICE             FEE

Common Stock,                    1,800,000(2)            $0.45(1)              $810,000(1)            $66.00 (1)
par value $0.001

         (1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.45 bid; $0.45 ask) of the common stock of Coach Industries Group, Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on August 26, 2003.

         (2) Aggregate amount of our common stock issued pursuant to consulting agreements entered into between Coach Industries Group, Inc. and certain of our consultants in satisfaction of compensation owed to these persons. These outstanding compensation obligations arose as a result of services provided to our company by Francis O'Donnell, Andrew Costa, Michael Steinberg, Thomas Heckman, Dave Mullikin, Sandy Lipkin, and David Mayer.



                                EXPLANATORY NOTE

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,800,000 shares of our common stock, $.001 par value per share, issued pursuant to consultant agreements entered into between our company and certain of our consultants in satisfaction of compensation owed to these persons of approximately $810,000. These compensation obligations arise as a result of services that will be provided to our company by these consultants. These services, will enable our company to use our consultants for general business matters including, but not limited to the evaluation and analysis of management needs, prospective mergers, asset, business or other acquisition, and other business combinations.


Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Instruction C of Form S-8, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 1,800,000 "restricted securities" which have been issued, pursuant to the Consultant Agreements between our company and each of Francis O'Donnell, Andrew Costa, Michael Steinberg, Thomas Heckman, Dave Mullikin, Sandy Lipkin, and David Mayer.


                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


We will send or give the documents containing the information specified in Part I of Form S-8 to each of Francis O'Donnell, Andrew Costa, Michael Steinberg, Thomas Heckman, Dave Mullikin, Sandy Lipkin, and David Mayer, as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement under Rule 424 of the Securities Act of 1933, as amended.

                               REOFFER PROSPECTUS
                 The date of this prospectus is August 29, 2003

                          COACH INDUSTRIES GROUP, INC.
                              9600 W. SAMPLE ROAD,
                                   SUITE 505,
                          CORAL SPRINGS, FLORIDA 33065

                        1,800,000 Shares of Common Stock

This reoffer prospectus relates to 1,800,000 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The selling stockholders and any brokers executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933, as amended.

Our common stock is traded on the OTC Bulletin Board under the symbol "CIGI." On August 26, 2003, the last reported closing bid price of our common stock on such market was $0.45 per share.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                TABLE OF CONTENTS

                                                                   PAGE NUMBER

Reoffer Prospectus                                                      5

Available Information                                                   5

Incorporation of Documents by Reference                                 5

Prospectus Summary                                                      6

Summary of Risk Factors                                                 6

Forward-Looking Statements                                              7

Business of our Company                                                 9

Risk Factors                                                           10

Selling Stockholder                                                    13

Plan of Distribution                                                   14

Experts                                                                14

Legal Matters                                                          14

Disclosure of Commission Position                                      15

                               REOFFER PROSPECTUS

                              AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Coach Industries Group, Inc. (formally known as SearchHound.com, Inc.) files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as are required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. Our Annual Report on Form 10-KSB, for the year ended December 31, 2002, filed on March 28, 2003;

2. Our Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2003, filed on April 25, 2003;

3. Our Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2003, filed on August 14, 2003;

4. Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 19, 2003, August 25, 2003 and August 29, 2003;

5. The description of our company's common stock contained in our Registration Statement on Form 10-SB (file no. 000-28587), including all amendments, filed with the Securities and Exchange Commission;

6. All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

7. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, COACH INDUSTRIES GROUP, INC., 9600 W. SAMPLE ROAD, SUITE 505, CORAL SPRINGS, FLORIDA 33065. OUR TELEPHONE CONTACT NUMBER IS (305) 531-1174.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

                             SUMMARY OF RISK FACTORS

An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

                                    (a) the  fact  that our  securities  must be
                                    considered  highly  speculative,   generally
                                    because of the nature of our business and the early stage of its development;

                                    (b) the fact that our ability to continue operations depends on our finding a suitable merger candidate;

                                    (c)  that   fact   that  we  have   divested
                                    ourselves   of  our   assets   and   can  be
                                    considered a development stage company and have no established source of income, and that these circumstances raise substantial doubt about our ability to continue as a going concern; and

                                    (d)  the  fact  that  if we  find  a  merger
                                    candidate we will be susceptible to the risk
                                    factors    associated    with   the   merger
                                    candidate's business and with the complexity of their business and their business plan.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 10 of this reoffer prospectus.

                           FORWARD LOOKING STATEMENTS

This reoffer prospectus contains forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," which may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this reoffer prospectus, the terms "we", "us", "our" and "Patron" mean Coach Industries Group, Inc., unless otherwise indicated.

                             BUSINESS OF OUR COMPANY

Coach Industries Group, Inc. was previously know as SearchHound.com, Inc. SearchHound.com, Inc. is the result of the June 1, 2000 merger of Pan International Gaming, Inc. ("Pan International") and Searchound.com 2000 Ltd. This transaction was treated as a "reverse merger" for financial accounting and reporting purposes. Specifically, SearchHound.com 2000, Ltd. was treated as the acquirer of Pan International due to the fact that the Stockholders of Searchound.com 2000, Ltd. Received 70.3% of the total shares outstanding upon consummation of the merger. Prior to the reverse merger, the Company (PAN
International Gaming) spent considerable effort and specifically during the period from January 1, 2000 through May 31, 2000 pursuing a reverse merger transaction with Searchound.com 2000 Ltd., and the acquisition of SoloSearch.com, Inc. The "reverse merger" with Searchound.com 2000 Ltd. was consummated on June 1, 2000. In fiscal 2000 and prior to June 1, 2000, Pan International was not engaged in operating activities and there were no revenues or business operations. Immediately following the reverse merger with PAN International Gaming the Company changed its name to SearchHound.com, Inc. effective June 6, 2000.

            SearchHound.com 2000, Ltd. was formed on April 11, 2000 to affect the purchase of the intellectual property and website assets representing the Searchound.com backbone architecture. The Stockholders of Searchound.com 2000, Ltd. completed the purchase of these intangible assets on June 1, 2000 for total cash consideration of $3,000,000 and simultaneously contributed the assets to SearchHound.com 2000, Ltd. in exchange for 70.3% of Searchound.com 2000, Ltd. common stock.

            The new management team devoted significant resources to building the management team, integrating the two businesses, and developing revenue streams during the periods of July 2000 through September 2000. Operating revenues began in September 2000. SearchHound.com, Inc. ("SearchHound") operated an online technology based enterprise business that is a destination for Webmasters and small business owners who want to make their Website more accessible to Internet users. SearchHound had its principal offices located in Overland Park, Kansas and served as a holding company for various internet-based businesses.

            During 2002, the Company's Board of Directors changed its strategy due to poor operating conditions and operating results in its primary businesses coupled with difficulties in raising capital through debt and equity sources. The Board of Directors adopted the new strategy during 2002, which committed to the disposal of all of its current assets/businesses and to seek a merger/acquisition transaction with a Company having better financial resources. As of March 31, 2003, the Company had disposed of all of its operating assets/businesses and ceased all operating activities. The financial statements reflect the businesses sold as discontinued operations.

         On July 10, 2003, the Company's sole officer and director, Dave L. Mullikin, resigned his positions as President, Secretary, Treasurer and sole Director and appointed Francis O'Donnell as the sole director. Francis O'Donnell, as the sole member of the Board of Directors of the Company, has approved the change of the address of the corporate office of the Company from Overland Park, Kansas to Coral Springs, Florida. Specifically, the address of the Company's principal executive office changed from 12817 Woodson, Overland Park, Kansas 66209 to 9600 W. Sample Road, Suite 505, Coral Springs, Florida 33065.

On August 22, 2003, the Company held its Annual Meeting of Shareholders. The Shareholders elected Mr. Francis O'Donnell to serve as director until the Company's Annual Meeting of stockholders in 2004. The Shareholders ratified the appointment of Jewett, Schwartz & Associates, as the Company's independent certified public accountants, for the fiscal year ending December 31, 2003. The Shareholders effected a 1-for-4 reverse stock split (pro-rata reduction of outstanding shares) of the Company's issued and outstanding shares of Common Stock. The Shareholders amended the Company's Articles of Incorporation to change the name of the Company to Coach Industries Group, Inc.

As of the opening of business on Monday, August 25, 2003, the 1-for-4 reverse stock split was effective and the Company began trading under the name Coach Industries Group, Inc. The new symbol for the Company is CIGI.OB.

                                  RISK FACTORS

Much of the information included in this Registration Statement includes or is based upon estimates, projections or other "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the "safe harbor" created by those sections. When used in this document, the words "expects", "anticipates", "intends", "plans" and similar expressions are intended to identify other forward-looking statements. While such forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our filing with the Securities and Exchange Commission. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements." Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

WE INTEND TO ACQUIRE OTHER BUSINESSES WHICH MAY DISRUPT OUR BUSINESS DEVELOPMENT PLAN AND OUR ABILITY TO ATTRACT NEW CLIENTS.

We intend to acquire another business or merge into or be acquired by another business, and we may be unable to identify, acquire, successfully integrate or profitably manage any business without substantial expense, delay or other operational or financial problems. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. In addition, acquisitions of or mergers with other companies commonly involve certain risks, including, among others:

         * the difficulty of assimilating the acquired operations and personnel;

         *        the  potential   disruption  of  their  ongoing  business  and
                  diversion of resources and management time;

         * the possible inability of management to maintain uniform standards, controls, procedures and policies;

         * the risks of entering markets in which we have little or no direct prior experience; and

         * the potential impairment of relationships with employees or customers as a result of changes in management in the merger candidate.

Currently, the Company has entered into a merger agreement with Commercial Transportation Manufacturing Corp., a New York corporation. There can be no assurances that this transaction will be consummated or that we will ultimately benefit from such a transaction.

WE DEPEND UPON ONE KEY EMPLOYEE, FRANCIS O'DONNELL, TO PROCURE A MERGER CANDIDATE AND IF WE LOSE THE SERVICES OF FRANCIS O'DONNELL, WE WILL BE UNABLE TO COMPLETE A MERGER TRANSACTION.

Our business depends heavily on the efforts, abilities, business transaction capabilities of our sole executive officer, Francis O'Donnell. If we lose the services of Francis O'Donnell, it would severely affect our ability to complete a merger with Commercial Transportation Manufacturing Corp. or any related entity.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

SINCE OUR SHARES ARE THINLY TRADED AND TRADING ON THE OTC BULLETIN BOARD TRADING MAY BE SPORADIC BECAUSE IT IS NOT AN EXCHANGE. STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or the Nasdaq Stock Market, Inc., you may have difficulty reselling any of our common shares.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and

"accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WE DO NOT EXPECT TO DECLARE OR PAY ANY DIVIDENDS.

We have not declared or paid any dividends on our common stock since our inception and we do not anticipate paying any such dividends for the foreseeable future.

                              SELLING STOCKHOLDERS

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholder s sell all of the shares offered with this reoffer prospectus.


Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. As of August 29, 2003, there were 3,183,706 common shares in our capital issued and outstanding.


                                 NUMBER OF        NUMBER OF
                                  SHARES           SHARES           SHARES
                               BENEFICIALLY      SUBJECT TO          BEING         PERCENTAGE OF SHARES
SELLING STOCKHOLDER              OWNED(1)        OPTIONS (2)      REGISTERED      BENEFICIALLY OWNED(3)
-------------------              --------        -----------      ----------      ---------------------


Francis O'Donnell                2,133,865          -0-             1,405,000              67.%

Andrew Costa                       100,000          -0-               100,000              3.1%

Michael Steinberg                  100,000          -0-               100,000              3.1%

Thomas Heckman                      75,000          -0-                75,000             2.36%

Dave Mullikin                       75,000          -0-                75,000             2.36%

Sandy Lipkin                        25,000          -0-                25,000               *

David Mayer                         20,000          -0-                20,000               *

*less than 1%


(1) Represents shares owned beneficially by each party, including shares that each has the right to acquire within 60 days of the date of this reoffer prospectus.


(2) Includes shares of our common stock underlying options, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.


(3) Based on 3,183,706 shares outstanding as of August 29, 2003.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM EACH OF THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELL ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY EACH SELLING STOCKHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                              PLAN OF DISTRIBUTION

The selling stockholders may sell the 1,800,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus. There is no assurance that the selling stockholders will sell all or any portion of the shares offered. We will pay all expenses in connection with this offering and we will not receive any proceeds from sales of any shares by the selling stockholders.

                                     EXPERTS

The consolidated financial statements Searchhound.com, Inc. and subsidiaries as of and for the year ended December 31, 2002, are incorporated by reference in this reoffer prospectus in reliance on the report of Pickett, Chaney & McMullen LLP, independent auditors, dated March 26, 2003, which report contains an emphasis paragraph due to going concern uncertainty.

                                  LEGAL MATTERS

The validity of the common  shares  offered by this reoffer  prospectus  will be
passed   upon  for  us  and  the  selling   stockholders   by  Joseph  I.  Emas,
Attorney-at-Law, Miami Beach, Florida.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. Our Annual Report on Form 10-KSB, for the year ended December 31, 2002, filed on March 28, 2003;

2. Our Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2003, filed on April 25, 2003;

3. Our Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2003, filed on August 14, 2003;

4. Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 19, 2003, August 25, 2003 and August 29, 2003;

5. The description of our company's common stock contained in our Registration Statement on Form 10-SB (file no. 000-28587), including all amendments, filed with the Securities and Exchange Commission;

6. All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

7. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, COACH INDUSTRIES GROUP, INC., 9600 W. SAMPLE ROAD, SUITE 505, CORAL SPRINGS, FLORIDA 33065. OUR TELEPHONE CONTACT NUMBER IS (305) 531-1174.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Joseph I. Emas has rendered an opinion regarding the legality of the shares of Common Stock registered hereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide that we must indemnify any director or officer of our corporation to the full extent permitted by applicable law as then in effect, against liability arising out of a proceeding to which the individual was made a party because he or she is or was a director or officer of our corporation. We will advance expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, as provided by our Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

5 Opinion of Joseph I. Emas

10.1 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and Francis O'Donnell.

10.2 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and Andrew Costa.

10.3 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and Michael Steinberg.

10.4 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and Thomas Heckman.

10.5 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and Dave Mullikin.

10.6 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and Sandy Lipkin.

10.7 Consulting Agreement dated August 29, 2003 between Coach Industries Group, Inc. and David Mayer.

23.1 Consent of Joseph I. Emas (included in Exhibit 5)

23.2 Consent of Independent Auditor

ITEM 9. UNDERTAKINGS.

(a) We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                                    (i) To include  any  prospectus  required by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended;

                                    (ii) To reflect in the  prospectus any facts
                                    or events  arising after the effective  date
                                    of this Registration  Statement (or the most
                                    recent   post-effective   amendment  hereof)
                                    which,  individually  or in  the  aggregate,
                                    represent  a   fundamental   change  in  the
                                    information  set forth in this  Registration
                                    Statement.  Notwithstanding  the  foregoing,
                                    any   increase  or  decrease  in  volume  of
                                    securities  offered  (if  the  total  dollar
                                    value of securities offered would not exceed
                                    that which was registered) and any deviation
                                    from the low and  high end of the  estimated
                                    maximum  offering  range may be reflected in
                                    the  form  of  prospectus   filed  with  the
                                    Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, Florida, on August 29, 2003.

                                       COACH INDUSTRIES GROUP, INC.

Date: August 29, 2003                  By: /s/ Francis O'Donnell
                                         ---------------------------------
                                         Name: Francis O'Donnell
                                         Title:  Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Francis O'Donnell his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By: /s/ Francis O'Donnell
  -----------------------------------
Francis O'Donnell,
Chief Executive Officer and Director